Exhibit 10.11

            ADDENDUM 5 TO THE BEAVON EMPLOYMENT AGREEMENT OF 8-01-02


         The following are amendments to the Elaine Beavon Employment Agreement with SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies ("Company", "SCTN" or "Employer") effective 8-01-02 as amended by Addendums on 7-28-03, 5-05-2004, July 7, 2004, and November 12, 2004.

         This Addendum to the employment agreement is to be effective as of July 1, 2004.

         For the purpose of cleaning up the "financial and stock overhang" of the Company, as dictated by the Board of Directors, the Company and Beavon agreed to certain amendments, some of which have since been determined by the Board to be detrimental to the Company from a tax standpoint. Therefore, in the best interest of the Company, the following has been agreed to by Beavon and approved by the Board:

         1. The bonus of the 4 million shares to Elaine Beavon will be reversed, and revert to the original Employment Agreement as modified by subsequent Addendums.

         2. The elimination of the clauses for Beavon allowing conversion of back payroll to stock will be reversed, and revert to the original Employment Agreement with Addendums. Item 1 in Addendums 4 to the Beavon Employment Agreement will be reversed, and the salary levels agreed to will remain in effect until the Company's cash flow allows them to be paid at fair market value salaries, as approved by the Board.

         3. All changes reversed will be treated for accounting purposes as if they had never occurred.


I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO BE BOUND BY ALL OF ITS TERMS. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December 18, 2004.


Employer:                                                Employee:
SCTN                                                     Elaine Beavon
330 E. Warm Springs Rd.                                  2859 E. Wasatch Blvd.
Las Vegas, NV  89119                                     Sandy, UT  84092


  By: /s/ Bernard McHale                                 By:/s/ Elaine Beavon
      ------------------                                    -----------------
      Bernard McHale, Director                              Elaine Beavon


  By: /s/ David J. Simon
      ------------------
      David J. Simon, Chairman & CEO